EXHIBIT A

         Pursuant to Rule 13d-1(k) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.


Dated: August 12, 2009                  By:       /s/ Kim M. Silva
                                               --------------------------------
                                                   Kim M. Silva

                                           Attorney-in-Fact for:

                                           SPO PARTNERS II, L.P.(1)
                                           SPO ADVISORY PARTNERS, L.P.(1)
                                           SPO ADVISORY CORP.(1)
                                           JOHN H. SCULLY(1)
                                           WILLIAM E. OBERNDORF(1)
                                           WILLIAM J. PATTERSON(1)
                                           EDWARD H. MCDERMOTT(1)
                                           WILLIAM AND SUSAN OBERNDORF TRUST,
                                              DATED 10/19/98 (1)
                                           OBERNDORF FAMILY PARTNERS (1)
                                           THE ELIZABETH R. & WILLIAM J.
                                             PATTERSON FOUNDATION (1)
                                           IAN R. MCGUIRE (1)
                                           BETTY JANE WEIMER (1)

                                           (1) A Power of Attorney
                                           authorizing Kim M. Silva to
                                           act on behalf of this
                                           person or entity has been previously
                                           filed with the Securities and
                                           Exchange Commission.